Exhibit 99.1

NEWS RELEASE

Gray Reports Third Quarter Operating Results

Atlanta, Georgia – November 4, 2021. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the third quarter ended September 30, 2021. We experienced strong momentum in the first nine months of 2021 and we believe it will continue throughout the remainder of the year. Key financial results were as follows:

●

Total revenue was $601 million in the third quarter of 2021, essentially unchanged from the third quarter of 2020. The primary components of revenue were: combined local and national broadcast advertising revenue of $292 million and retransmission consent revenue of $266 million, both of which significantly exceeded our expectations and guidance.

●

Net loss attributable to common stockholders for the third quarter of 2021 was $30 million, or $0.32 per fully diluted share. This resulted from non-cash losses of $53 million, in the third quarter, on the regulatory divestitures of television stations in overlap markets necessary to complete our recent and pending acquisitions. In addition, related to our recently completed and pending acquisitions, in the third quarter, we have incurred $11 million of incremental Transaction Related Expenses, as defined below.

●

Broadcast Cash Flow for the third quarter of 2021 was $204 million, decreasing $67 million, or 25%, from the third quarter of 2020. Our Adjusted EBITDA for the third quarter of 2021 was $186 million, a decrease of $75 million, or 29%, from the third quarter of 2020.

●

In the third quarter of 2021, our combined local and national broadcast revenue, excluding political advertising revenue (“Total Core Revenue”), was $292 million, increasing by $55 million, or 23% compared to the third quarter of 2020. Total Core Revenue increased as advertiser demand continued to recover. Gray's Total Core Revenue in the third quarter of 2021 increased by $18 million, or 7% over the third quarter of 2019, the most recent non-political and pre-pandemic year.

●

As of September 30, 2021, our total leverage ratio, as defined in our senior credit facility, was 4.16 times on a trailing eight-quarter basis, netting our total cash balance of $322 million and giving effect to all Transaction Related Expenses. As of September 30, 2021, the amount available under our revolving credit facility was $299 million. We are not subject to any maintenance covenants in our credit facilities at this time.

●

On August 2, 2021, we acquired all outstanding shares of Quincy Media, Inc. (“Quincy”) for an adjusted purchase price of $930 million in cash (the “Quincy Transaction”). Simultaneously, we completed the divestiture to Allen Media Broadcasting (“Allen”) of certain television stations in the seven markets in which we currently operate, for an adjusted purchase price of $398 million in cash, (the “Allen Transaction”), in order to facilitate regulatory approvals for the Quincy Transaction.

●

In order to facilitate regulatory approvals for our pending acquisition of Meredith Corporation’s Local Media Group (the “Meredith Transaction”), on September 23, 2021, we divested our existing television station WJRT (ABC) in the Flint-Saginaw, Michigan market (DMA 64), to Allen for an adjusted purchase price of $72 million in cash.

●

In connection with, and contingent upon the completion of the Meredith Transaction, we have agreed to complete certain financing transactions. Related to our Senior Credit Facility, we (1) agreed to incur a $1.5 billion incremental term loan under our senior credit facility, subject to market conditions at the time of financing and (2) agreed to amend and restate our existing revolving credit facility to increase our borrowing capacity under the facility from up to $300 million to up to $500 million, which will consist of (i) a $425 million five year revolving credit facility and (ii) a $75 million revolving credit facility with commitments expiring January 2, 2026. In addition, Gray Escrow II, Inc., our special purpose wholly-owned subsidiary, has agreed to issue $1.3 billion in aggregate principal amount of 5.375% senior unsecured notes due 2031 at par, which we intend to assume upon completion of the Meredith Transaction. The proceeds of the transactions mentioned above, after deducting transaction fees and estimated expenses, will be used to pay a portion of the consideration for the Meredith Transaction. As a result of these financings and at the time of closing, our average cost of capital for the Meredith Transaction is currently estimated to be 4.15%.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Selected Operating Data (unaudited), dollars in millions:

	Three Months Ended September 30,
			% Change		% Change
			2021 to		2021 to
	2021	2020	2020	2019	2019
Revenue (less agency commissions):
Broadcasting	$581	$593	(2)%	$501	16%
Production companies	20	11	82%	16	25%
Total revenue	$601	$604	0%	$517	16%

Political advertising revenue	$9	$128	(93)%	$22	(59)%

Operating expenses (1):
Broadcasting	$384	$326	18%	$316	22%
Production companies	$13	$8	63%	$13	0%
Corporate and administrative	$32	$15	113%	$14	129%

Net (loss) income attributable to common stockholders	$(30)	$109	(128)%	$46	(165)%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$204	$271	(25)%	$192	6%
Broadcast Cash Flow Less Cash Corporate Expenses	$175	$260	(33)%	$180	(3)%
Free Cash Flow (2)	$(5)	$139	(104)%	$92	(105)%

	Nine Months Ended September 30,
			% Change		% Change
			2021 to		2021 to
	2021	2020	2020	2019	2019
Revenue (less agency commissions):
Broadcasting	$1,648	$1,557	6%	$1,481	11%
Production companies	44	32	38%	62	(29)%
Total revenue	$1,692	$1,589	6%	$1,543	10%

Political advertising revenue	$24	$185	(87)%	$30	(20)%

Operating expenses (1):
Broadcasting	$1,099	$985	12%	$986	11%
Production companies	$39	$32	22%	$57	(32)%
Corporate and administrative	$75	$47	60%	$83	(10)%

Net income attributable to common stockholders	$22	$147	(85)%	$46	(52)%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$555	$575	(3)%	$500	11%
Broadcast Cash Flow Less Cash Corporate Expenses	$489	$536	(9)%	$424	15%
Free Cash Flow (2)	$107	$259	(59)%	$165	(35)%

(1)	Excludes depreciation, amortization and loss (gain) on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net (loss) income included elsewhere herein.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 2 of 14

Results of Operations for the Third Quarter of 2021, dollars in millions:

	Three Months Ended September 30,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$232	39%	$188	31%	$44	23%
National	60	10%	49	8%	11	22%
Political	9	2%	128	21%	(119)	(93)%
Retransmission consent	266	44%	217	36%	49	23%
Production companies	20	3%	11	2%	9	82%
Other	14	2%	11	2%	3	27%
Total	$601	100%	$604	100%	$(3)	0%

Combined local and national revenue ("Total Core Revenue")	$292	49%	$237	39%	$55	23%

Operating expenses (before depreciation, amortization and loss (gain) on disposal of assets):
Broadcasting:
Station expenses	$229	60%	$200	62%	$29	15%
Retransmission expense	154	40%	125	38%	29	23%
Transaction Related Expenses	-	0%	-	0%	-
Non-cash stock-based compensation	1	0%	1	0%	-	0%
Total broadcasting expense	$384	100%	$326	100%	$58	18%

Production companies expense	$13		$8		$5	63%

Corporate and administrative:
Corporate expenses	$19	60%	$10	66%	$9	90%
Transaction Related Expenses	11	34%	1	7%	10	1000%
Non-cash stock-based compensation	2	6%	4	27%	(2)	(50)%
Total corporate and administrative expense	$32	100%	$15	100%	$17	113%

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 3 of 14

Results of Operations for the Nine-Months Ended September 30, 2021, dollars in millions:

	Nine Months Ended September 30,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$657	39%	$549	34%	$108	20%
National	174	10%	136	9%	38	28%
Political	24	1%	185	12%	(161)	(87)%
Retransmission consent	755	45%	650	41%	105	16%
Production companies	44	3%	32	2%	12	38%
Other	38	2%	37	2%	1	3%
Total	$1,692	100%	$1,589	100%	$103	6%

Combined local and national revenue ("Total Core Revenue")	$831	49%	$685	43%	$146	21%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcasting:
Station expenses	$654	60%	$610	62%	$44	7%
Retransmission expense	444	40%	371	38%	73	20%
Transaction Related Expenses	-	0%	-	0%	-
Non-cash stock-based compensation	1	0%	4	0%	(3)	(75)%
Total broadcasting expense	$1,099	100%	$985	100%	$114	12%

Production companies expense	$39		$32		$7	22%

Corporate and administrative:
Corporate expenses	$47	63%	$38	81%	$9	24%
Transaction Related Expenses	19	25%	1	2%	18	1800%
Non-cash stock-based compensation	9	12%	8	17%	1	13%
Total corporate and administrative expense	$75	100%	$47	100%	$28	60%

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 4 of 14

Transaction Related Expenses:

From time to time, we have incurred incremental expenses (“Transaction Related Expenses”) that were specific to acquisitions, divestitures and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows, in millions:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Transaction Related Expenses:
Broadcasting	$-	$-	$-	$-
Corporate and administrative	11	1	19	1
Miscellaneous expense	-	-	7	-
Total Transaction Related Expenses	$11	$1	$26	$1

Total non-cash stock-based compensation	$3	$5	$10	$12

Taxes:

During the 2021 and 2020 nine-month periods, we made aggregate federal and state income tax payments of approximately $129 million and $50 million, respectively. In the third quarter of 2021 we made income tax payments of approximately $72 million related to the Quincy Divestiture. During the remainder of 2021, we anticipate making income tax payments (net of refunds) of approximately $18 million that will include approximately $17 million related to the Flint Divestiture. We have approximately $204 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods. We therefore believe that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $567 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 5 of 14

Detailed table of operating results:

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions, except for net income per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2021	2020	2021	2020

Revenue (less agency commissions):
Broadcasting	$581	$593	$1,648	$1,557
Production companies	20	11	44	32
Total revenue (less agency commissions)	601	604	1,692	1,589
Operating expenses before depreciation, amortization and loss (gain) on disposal of assets, net:
Broadcasting	384	326	1,099	985
Production companies	13	8	39	32
Corporate and administrative	32	15	75	47
Depreciation	26	27	76	69
Amortization of intangible assets	28	26	81	78
Loss (gain) on disposals of assets, net	51	(10)	46	(23)
Operating expenses	534	392	1,416	1,188
Operating income	67	212	276	401
Other (expense) income:
Miscellaneous (expense), net	(1)	(2)	(7)	(5)
Interest expense	(48)	(45)	(143)	(143)
Income before income taxes	18	165	126	253
Income tax expense	35	43	65	67
Net (loss) income	(17)	122	61	186
Preferred stock dividends	13	13	39	39
Net (loss) income attributable to common stockholders	$(30)	$109	$22	$147

Basic per share information:
Net (loss) income attributable to common stockholders	$(0.32)	$1.15	$0.23	$1.52
Weighted-average shares outstanding	95	95	94	97

Diluted per share information:
Net (loss) income attributable to common stockholders	$(0.32)	$1.14	$0.23	$1.52
Weighted-average shares outstanding	95	96	95	97

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 6 of 14

Guidance for the Three-Months Ending December 31, 2021:

Based on our current forecasts for the fourth quarter of 2021, we anticipate changes from the fourth quarter of 2020, excluding the pending Meredith Transaction, as outlined below:

●	Revenue, less agency commissions:
o	Local revenue will increase by 8% to 9% to approximately $240 to $243 million.
o	National revenue will increase by 10% to 13% to approximately $68 to $70 million.
●	Total Core Revenue will increase by 8% to 10% to approximately $308 to $313 million.
o	Political revenue will decrease by 95% to 96% to approximately $10 to $12 million.
o	Retransmission consent revenue will increase by 20% to 21% to approximately $261 to $263 million.
o	Total broadcasting revenue will decrease by 21% to 22% to approximately $593 to $603 million.
o	Production company revenue is expected to be approximately $27 to $28 million.

●	Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets, net):
o

Broadcasting expenses will increase by 11% to 13%, to approximately $395 to $400 million. This increase primarily reflects an increase in retransmission expense by approximately $22 million. This increase also includes Transaction Related Expenses within a range of $2 to $3 million.

o	Production company expenses are expected to be approximately $20 to $21 million.
o	Corporate and administrative expenses will be approximately $25 to $30 million. This increase primarily reflects an increase in Transaction Related Expenses within a range of $3 to $4 million.

Other Financial Data, in millions:

	Nine Months Ended September 30,
	2021	2020

Net cash provided by operating activities	$283	$488
Net cash used in investing activities	(664)	(129)
Net cash used in financing activities	(70)	(104)
Net (decrease) increase in cash	$(451)	$255

	As of
	September 30, 2021	December 31, 2020

Cash	$322	$773
Long-term debt, including current portion	$3,981	$3,974
Borrowing availability under Revolving Credit Facility	$299	$200
Series A Perpetual Preferred Stock	$650	$650

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 7 of 14

The Company

Gray Television, headquartered in Atlanta, Georgia, is the largest owner of top-rated local television stations and digital assets in the United States. Upon its anticipated completion of the Meredith Transaction, Gray will become the nation’s second largest television broadcaster, with television stations serving 113 markets that reach approximately 36 percent of US television households. The pro forma portfolio includes 79 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station according to Comscore’s audience measurement data. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo Honey, and RTM Studios, the producer of PowerNation programs and content and is the majority owner of Swirl Films.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our estimates, expectations, intentions, projections, and beliefs of operating results for future periods, macroeconomic trends, the impact of COVID-19 on our future operating results, future income tax payments, pending transactions and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. As such, caution should be taken to not place undue reliance on forward-looking statements. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information:

We will host a conference call to discuss our third quarter operating results on November 4, 2021. The call will begin at 11:00 AM Eastern Time. The live dial-in number is 1 (855) 493-3489 and the confirmation code is 8366927. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1 (855) 859-2056, Confirmation Code: 8366927 until December 4, 2021.

Gray Contacts:

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5513

Pat LaPlatney, President and Co-Chief Executive Officer, (334) 206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 8 of 14

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From time to time, we supplement our financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on September 30, 2019. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

We define Free Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 9 of 14

We define Adjusted EBITDA as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including, but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 10 of 14

Reconciliation of Non-GAAP Terms, in millions:

	Three Months Ended
	September 30,
	2021	2020	2019

Net (loss) income	$(17)	$122	$59
Adjustments to reconcile from net (loss) income to Free Cash Flow:
Depreciation	26	27	20
Amortization of intangible assets	28	26	29
Non-cash stock-based compensation	3	5	5
Loss (gain) on disposal of assets, net	51	(10)	(14)
Miscellaneous expense, net	1	2	-
Interest expense	48	45	57
Income tax expense	35	43	23
Amortization of program broadcast rights	9	9	10
Payments for program broadcast rights	(9)	(9)	(9)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	29	11	12
Broadcast Cash Flow	204	271	192
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(29)	(11)	(12)
Broadcast Cash Flow Less Cash Corporate Expenses	175	260	180
Contributions to pension plans	(4)	(3)	(3)
Interest expense	(48)	(45)	(57)
Amortization of deferred financing costs	3	3	3
Preferred stock dividends	(13)	(13)	(13)
Common stock dividends	(8)	-	-
Purchase of property and equipment (1)	(22)	(19)	(29)
Reimbursements of property and equipment purchases	3	5	15
Income taxes paid, net of refunds (2)	(91)	(49)	(4)
Free Cash Flow	$(5)	$139	$92

(1)	Excludes approximately $11 million related to the purchase of land in Doraville, Georgia.
(2)	Includes approximately $72 million of income tax payments related to the Quincy Divestiture.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 11 of 14

Reconciliation of Non-GAAP Terms, in millions:

	Nine Months Ended
	September 30,
	2021	2020	2019

Net income	$61	$186	$85
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	76	69	60
Amortization of intangible assets	81	78	86
Non-cash stock-based compensation	10	12	10
Non-cash 401(k) expense	1	-	-
Loss (gain) on disposal of assets, net	46	(23)	(27)
Miscellaneous expense (income), net	7	5	(4)
Interest expense	143	143	173
Income tax expense	65	67	44
Amortization of program broadcast rights	26	28	30
Payments for program broadcast rights	(27)	(29)	(33)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	66	39	76
Broadcast Cash Flow	555	575	500
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(66)	(39)	(76)
Broadcast Cash Flow Less Cash Corporate Expenses	489	536	424
Contributions to pension plans	(4)	(3)	(3)
Interest expense	(143)	(143)	(173)
Amortization of deferred financing costs	9	9	9
Preferred stock dividends	(39)	(39)	(39)
Common stock dividends	(23)	-	-
Purchase of property and equipment (1)	(63)	(70)	(73)
Reimbursements of property and equipment purchases	10	19	32
Income taxes paid, net of refunds (2)	(129)	(50)	(12)
Free Cash Flow	$107	$259	$165

(1)	Excludes approximately $91 million related to the purchase of land in Doraville, Georgia.
(2)	Includes approximately $72 million of income tax payments related to the Quincy Divestiture.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 12 of 14

Reconciliation of Net (Loss) Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions, except for per share information:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net (loss) income	$(17)	$122	$61	$186
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	26	27	76	69
Amortization of intangible assets	28	26	81	78
Non-cash stock-based compensation	3	5	10	12
Loss (gain) on disposal of assets, net	51	(10)	46	(23)
Miscellaneous expense, net	1	2	7	5
Interest expense	48	45	143	143
Income tax expense	35	43	65	67
Total	175	260	489	537
Add: Transaction Related Expenses (1)	11	1	19	1
Adjusted EBITDA	$186	$261	$508	$538

Net (loss) income attributable to common stockholders	$(30)	$109	$22	$147
Add: Transaction Related Expenses and non-cash stock-based compensation	14	6	29	13
Less: Income tax expense related to Transaction Related Expenses and non-cash stock-based compensation	(4)	(2)	(7)	(3)
Net (loss) income attributable to common stockholders - excluding Transaction Related Expenses and non-cash stock-based compensation	$(20)	$113	$44	$157

Net (loss) income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$(0.21)	$1.18	$0.46	$1.62

Diluted weighted-average shares outstanding	95	96	95	97

(1)	Excludes $7 million of Transaction Related Expenses included in miscellaneous (expense) income, net for the nine-month period ended September 30, 2021.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 13 of 14

Reconciliation of Total Leverage Ratio, Net of All Cash, dollars in millions:

Eight Quarters Ended
September 30, 2021

Net income	$566
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	192
Amortization of intangible assets	215
Non-cash stock-based compensation	32
Gain disposals of assets, net	(9)
Interest expense	387
Loss from early extinguishment of debt	12
Income tax expense	230
Amortization of program broadcast rights	78
Common stock contributed to 401(k) plan	12
Payments for program broadcast rights	(79)
Pension gain	(3)
Contributions to pension plans	(7)
Adjustments for unrestricted subsidiaries	1
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	120
Transaction Related Expenses	36
Operating Cash Flow as defined in our Senior Credit Agreement	$1,783
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$892

September 30, 2021
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$4,035
Cash	(322)
Adjusted Total Indebtedness, Net of All Cash	$3,713

Total Leverage Ratio, Net of All Cash	4.16

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2021	Page 14 of 14